                                                                    Exhibit 23.1

                                      Igler
                                           &
                                      Dougherty, P.A.

    Tallahassee Office                                                       Tampa Office
          ------                                                                ------
   1501 Park Avenue East               ATTORNEYS AT LAW             500 North Westshore Boulevard
Tallahassee, Florida 32301                                                    Suite 1010
(850) 878-2411 - Telephone                 _______                       Tampa, Florida 33609
(850) 878-1230 - Facsimile                                            (813) 289-1020 - Telephone
e-mail: idhlaw@nettally.com                                           (813) 289-1070 - Facsimile
                                     REPLY TO: TAMPA OFFICE         e-mail: idhlaw1@mindspring.com

                               CONSENT OF COUNSEL

         We hereby consent to the inclusion of our opinion as an exhibit to this registration statement filed by First Community Bank Corporation of America on Form SB-2 under the Securities Act of 1933. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the registration statement within the meaning of the term "expert" as used in
Section 11 of the 1933 Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Dated:  April 2, 2003.

                                                  /s/ Igler & Dougherty, P.A.

                                                  Igler & Dougherty, P.A.
                                                  Tampa, Florida